Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

MFRI, INC.

ARTICLE I

OFFICES

SECTION 1.  REGISTERED OFFICE. The registered office shall be established and maintained at the office of the Prentice-Hall Corporation Systems, Inc., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2.  OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.  BUSINESS. No business may be transacted at an annual meeting or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of record on the date of the giving of the notice provided for in Section 9 of this Article II and on the record date for the determination of stockholders entitled to vote at such meeting.

SECTION 2.  ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business shall be stated in the notice of the meeting.

SECTION 3.  OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 4.  VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be elected by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5.  QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. At any adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6.  SPECIAL MEETINGS. Special meetings of the stockholders may be held whenever and wherever called for by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, the President or the Board of Directors, or by the written demand of the stockholders of record of no fewer than one-tenth of all the shares of Common Stock entitled to vote at the meeting. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, including the election and/or removal of directors. Unless requested by the stockholders entitled to cast a majority of all of the votes entitled to be cast at a meeting called at the request of stockholders of this Corporation for such purpose, a special meeting shall not be called by the Board of Directors to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months unless such matter received the affirmative vote of at least one-third of the shares of common stock of the Corporation eligible to vote at such meeting.

SECTION 7.  NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 8.  ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be gi\en to those stockholders who have not consented in writing.

Section 9.	NOMINATIONS AND STOCKHOLDER BUSINESS
(a) Stockholder Proposals Relating to Nominations for and Election of Directors.

(i) Nominations by a stockholder of candidates for election to the Board of Directors by stockholders at any annual or special meeting of stockholders or upon written consent without a meeting may be made only if the stockholder making the nomination or the stockholders executing the consent comply with the procedures set forth in this Section 9(a), and any candidate proposed by a stockholder not nominated in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders. If the provisions of this Section 9 differ from any other provisions of these Bylaws, the provisions of this Section 9 shall govern and control.

(ii) A proposal by a stockholder for the nomination of a candidate for election by stockholders as a director at any annual or special meeting of stockholders at which directors are to be elected or upon written consent without a meeting may be made only by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

(iii) In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

(iv) In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the earlier of the date that the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

(v) In the case of stockholder action by written consent with respect to the election by stockholders of a person or persons as director, the stockholder seeking to have the stockholders elect such person or persons by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in clause (vi) of this Section (a) and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

(vi) A written proposal of nomination provided pursuant to this Section (a) shall set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholders giving the proposal (the “Nominating Stockholder”) and each Stockholder Associated Person, if any (which, for purposes of these Bylaws, shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by, or under common control with such stockholder or any Stockholder Associated Person): (A) all information relating to such person that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (B) the name and address of such person (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (D) the nominee holder for, and number of, shares beneficially owned but not owned of record by such person, (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative, swap or short positions, profit interests, options or borrowed or loaned shares) has been made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation (F) to the extent known by the stockholder making such proposal, the name and address of any other stockholder supporting the nominee for elections as a director on the date of such stockholder’s proposal, (G) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder making the proposal and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (H) whether such person intends to solicit proxies in connection with the nomination(s), and (I) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal. The proposal must by accompanied by the written consent of each person so proposed to serve as a director if nominated and elected as a director. Each proposed nominee shall furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director (as defined in Rule 5605 of the NASDAQ Stock Market Rules, any NASDAQ interpretations thereof, and any successor rules) of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and shall represent in writing that he or she does not, and will not, have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director of the Corporation.

(vii) If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in clause (vi) of this Section (a) or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

(b) Stockholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors.

(i) A stockholder of the Corporation may bring a matter (other than a nomination of a candidate for election as a director, which is covered by Section (a)) (a "Stockholder Matter") before a meeting of stockholders or for action by written consent without a meeting only if such Stockholder Matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section (b); provided, however, that a proposal submitted by a stockholder for inclusion in the Corporation's proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section (b).

(ii) In the case of an annual meeting of stockholders, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written notice of a proposal of a Stockholder Matter must be received by the Board of

Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

(iii) In the case of a special meeting of stockholders called upon the written demand of stockholders of the Corporation pursuant to Article II, Section 6 of these Bylaws, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

(iv) In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the

Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

(v) Such written notice of a proposal of a Stockholder Matter shall set forth as to each Stockholder Matter a brief description of the Stockholder Matter and the reasons for consideration thereof at such meeting, as well as all information relating to such Stockholder Matter that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, as to any stockholder giving the proposal and each Stockholder Associated Person, if any: (A) the name and address of such person (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (C) the nominee holder for, and number of, shares beneficially owned but not owned of record by such person, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative, swap or short positions, profit interests, options or borrowed or loaned shares) has been made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation (E) to the extent known by the stockholder making such proposal, the name and address of any other stockholder supporting such proposal on the date of such stockholder’s proposal, (F) a description of all arrangements or understandings between or among such persons, (G) whether such person intends to solicit proxies in connection with such Stockholder Matter, and (H) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring such Stockholder Matter before the meeting.

(vi) If a written notice of a proposal of a Stockholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (v) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a Stockholder Matter of such failure or deficiency in the written notice of presentation of a Stockholder Matter and such stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

(vii) Only Stockholder Matters submitted in accordance with the foregoing provisions of this Section (b) shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any Stockholder Matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting.

(c)	Stockholders of Record.

A person who is not a stockholder of record shall not have any right to nominate a director or bring a matter before the stockholders at any meeting of stockholders or by written consent.

ARTICLE III

DIRECTORS

SECTION 1.  NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board of directors of the Corporation shall be such number as may be determined by the board of directors from time to time, but in no event shall such number be less than three nor more than twenty-five; provided, however, that the number of directors constituting the whole board shall not be decreased by the board of directors below the number then in office unless such decrease shall become effective at any annual meeting of stockholders. Vacancies created by an increase in the number of directors may be filled as provided in Section 4 of this Article III. Additional directors so chosen shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

SECTION 2.  ELECTION OF DIRECTORS: TERMS OF OFFICE. At all meetings of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Each director of the Corporation shall hold office until the next annual meeting of the stockholders and, subject to Section 1 of this Article III, until his successor is elected or qualified or until his earlier resignation or removal.

SECTION 3.  RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.  VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, shall have the exclusive power to appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 5.  REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 6.  POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 7.  COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8.  MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two day's notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.  QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10.COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee, or hourly rate and expenses of attendance may be allowed for attendance at each meeting or engagement or activity on behalf of this corporation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1.  OFFICERS. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Chairmen of the Board of Directors, Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers (other than the Chairman of the Board of Directors and Vice Chairman of the Board of Directors) of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2.  OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.  CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer of the corporation and shall formulate policies with respect to the affairs of the corporation, and shall have general powers of supervision and management. He shall preside at all meetings of directors and stockholders of the corporation and may call meetings of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties as may be assigned to him by the Board of Directors.

SECTION 4.  VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors shall formulate policies with respect to the affairs of the corporation, and shall have general powers of supervision and management. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall preside at all meetings of directors and stockholders of the corporation and may call meetings of the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties as may be assigned to him by the Board of Directors.

SECTION 5.  PRESIDENT. The President shall be the chief operating officer of the corporation and, subject to the direction of the Chairman of the Board of Directors and Vice Chairman of the Board of Directors, shall supervise and direct and be responsible for the direction of the ongoing business of the corporation. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the President shall preside at meetings of the stockholders and the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the corporation to cause the corporation's seal to be affixed to any instrument requiring such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or Assistant Secretary.

SECTION 6.  VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 7.  TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 8.  SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the President, and attest the same.

SECTION 9.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

MISCELLANEOUS

SECTION 1.  CERTIFICATES OF STOCK. A certificate of stock, signed by the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

SECTION 2.  LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.     TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.     RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.     DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.     SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.     FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8.     CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.  NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

ARTICLE VII

INDEMNIFICATION OF OFFICERS,

DIRECTORS. EMPLOYEES AND AGENTS

SECTION 1.  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.  Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

SECTION 5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation authorized in this Article.

SECTION 6.  The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

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